UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2009

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 10, 2009, Franklin Electronic Publishers, Incorporated (the “Registrant”) announced a 22% reduction in its total global workforce in response to a deteriorating economic environment and in connection with Kreutzfeldt Electronic Publishing GmbH’s insolvency proceedings (See Item 2.06 below). Combined with other operating cost reductions, the Registrant expects to realize an annualized net savings of approximately $3,600,000 in future periods inclusive of the cost cutting initiative executed in mid 2008. The Registrant expects to take a charge to earnings of $600,000 during the quarter ending March 31, 2009, consisting of separation payments and other onetime costs associated with these cost reductions.

The full text of the press release issued by the Registrant on March 10, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.06.	MATERIAL IMPAIRMENTS

On March 9, 2009, the Registrant concluded that an impairment had occurred to the carrying value of goodwill allocated to its data conversion subsidiary, Kreutzfeldt Electronic Publishing GmbH (KEP) in Hamburg, Germany. On March 10, 2009, the managing directors of KEP opened insolvency proceedings. The Registrant expects to take a non-cash goodwill impairment charge of $500,000 in the quarter ending March 31, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
99.1	Press Release, dated March 10, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: March 13, 2009	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto
	Title:	Vice President,
Chief Financial Officer